Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Hauppauge Digital Inc. and Subsidiaries

Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138324) and Form S-8 (No. 333-25947, 333-88413, 333-46906, 333-46910, 333-109065, 333-115368, 333-139329, 333-139327 and 333-183849) of our report dated December 27, 2012, relating to the consolidated financial statements of Hauppauge Digital Inc. which appears in this Form 10-K for the year ended September 30, 2012.

/s/ BDO USA, LLP
BDO USA, LLP
Melville, New York

December 28, 2012